Exhibit 23.1

                                                     Consent of BDO Seidman, LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statement of DA Consulting Group, Inc. on Form S-8 (File No. 333-71987) of our report dated March 21, 2003 on our audit of the consolidated financial statements of DA Consulting Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the two years ended December 31, 2002.




BDO Seidman,  LLP

Houston, Texas
March 31, 2003



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